Exhibit 4.3

Execution Version

REGISTRATION RIGHTS AGREEMENT

Dated as of December 7, 2017

by and among

Prudential Financial, Inc.

and

BARCLAYS CAPITAL INC.,

GOLDMAN SACHS & CO. LLC,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

CREDIT SUISSE SECURITIES (USA) LLC,

MIZUHO SECURITIES USA LLC,

MORGAN STANLEY & CO. LLC,

WELLS FARGO SECURITIES, LLC,

ICBC STANDARD BANK PLC,

MUFG SECURITIES AMERICAS INC.,

SANTANDER INVESTMENT SECURITIES INC.,

SMBC NIKKO SECURITIES AMERICA, INC., AND

STANDARD CHARTERED BANK

This Registration Rights Agreement (this “Agreement”) is made and entered into as of December 7, 2017, by and among Prudential Financial Inc., a New Jersey corporation (the “Company”) and each of the dealer managers named in Annex A attached to the Dealer Manager Agreement and signatory hereto (as defined below (each such dealer manager, a “Dealer Manager” and, together, the “Dealer Managers”).

The Company has made separate offers to exchange (i) its outstanding 6.625% Medium-Term Notes, Series D, due 2037, 5.900% Medium-Term Notes, Series D, due 2036, 5.750% Medium-Term Notes, Series B, due 2033 and 5.400% Medium-Term Notes, Series C, due 2035 for a new series of the Company’s senior notes maturing in 2047 and (ii) its outstanding 6.200% Medium-Term Notes, Series D, due 2040, 5.800% Medium-Term Notes, Series D, due 2041, 5.625% Medium-Term Notes, Series D, due 2041 and 5.100% Medium-Term Notes, Series D due 2043 for a new series of the Company’s senior notes maturing in 2049 (collectively, the “Initial Exchange Offers”), on the terms and subject to the conditions set forth in the Company’s Offering Memorandum, dated November 21, 2017, attached to the Dealer Manager Agreement as Exhibit A, as the same may be amended or supplemented from time to time.

This Agreement is made pursuant to the Dealer Manager Agreement, dated November 21, 2017 (the “Dealer Manager Agreement”), by and among the Company and the Dealer Managers. In order to induce the Dealer Managers to act in their capacities as dealer managers with respect to the Initial Exchange Offers and enter into the Dealer Manager Agreement, the Company has agreed to provide the registration rights set forth in this Agreement for the benefit of the Holders (as defined below). The execution and delivery of this Agreement is a condition to the obligations of the Dealer Mangers set forth in Section 7(k) of the Dealer Manager Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture, dated as of December 7, 2017, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the Initial Notes and the Exchange Notes (the “Indenture”).

The parties hereby agree as follows:

SECTION 1. DEFINITIONS

As used in this Agreement, the following capitalized terms shall have the following meanings:

Act: The Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

Additional Interest: As defined in Section 5 hereof.

Affiliate: As defined in Rule 144 under the Act.

Agreement: As defined in the preamble hereof.

Broker-Dealer: Any broker or dealer registered under the Exchange Act.

Business Day: Any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed.

Commission: The Securities and Exchange Commission.

Company: As defined in the preamble hereof.

Consummate: The Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer, (b) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the period required pursuant to Section 3(b) hereof, and (c) the delivery by the Company to the Registrar under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Initial Notes tendered by Holders thereof pursuant to the Exchange Offer.

Consummation Deadline: As defined in Section 3(b) hereof.

Dealer Manager: As defined in the preamble hereof.

Dealer Manager Agreement: As defined in the preamble hereof.

Effectiveness Deadline: As defined in Section 3(a) hereof.

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

Exchange Notes: The Company’s [•]% Senior Notes due 2047 and [•]% Senior Notes due 2049 to be issued pursuant to the Indenture: (i) in the Exchange Offer or (ii) as contemplated by Section 4 hereof.

Exchange Offer: The exchange and issuance by the Company of a principal amount of Exchange Notes (which shall be registered pursuant to the Exchange Offer Registration Statement) equal to the outstanding principal amount of Initial Notes that are validly tendered and not withdrawn by such Holders in connection with such exchange and issuance.

Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

Free Writing Prospectus: Each offer to sell or solicitation of an offer to buy the Initial Notes or the Exchange Notes that would constitute a “free writing prospectus” as defined in Rule 405 under the Act, prepared by or on behalf of the Company or used or referred to by the Company in connection with the sale of the Initial Notes or the Exchange Notes.

Holders: As defined in Section 2 hereof.

Indenture: As defined in the preamble hereof.

Initial Exchange Offers: As defined in the preamble hereof.

Initial Notes: The [•]% Senior Notes due 2047 and [•]% Senior Notes due 2049 issued by the Company pursuant to the Initial Exchange Offers, on the terms and subject to the conditions set forth in the Offering Memorandum, dated November 21, 2017, attached to the Dealer Manager Agreement as Exhibit A, as the same may be amended or supplemented from time to time.

Interest Payment Date: As defined in the Initial Notes and Exchange Notes.

Prospectus: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

Recommencement Date: As defined in Section 6(d) hereof.

Registration Default: As defined in Section 5 hereof.

Registration Statement: Any registration statement of the Company under the Act relating to (a) an offering of Exchange Notes pursuant to the Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case, (i) that is filed pursuant to Section 3 or Section 4, as the case may be, of this Agreement, (ii) including the Prospectus included therein, and (iii) including all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

Rule 144: Rule 144 promulgated under the Act.

Settlement Date: The last date on which the Initial Notes were issued by the Company pursuant to the Initial Exchange Offers and the Dealer Manager Agreement.

Shelf Effectiveness Deadline: As defined in Section 4(a)(x) hereof.

Shelf Registration Statement: As defined in Section 4(a)(x) hereof.

Suspension Notice: As defined in Section 6(d) hereof.

Suspension Rights: As defined in Section 6(c)(i) hereof.

TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.

Transfer Restricted Securities: Each Initial Note until the earliest to occur of (a) the date on which such Initial Note has been exchanged in the Exchange Offer by a Person other than a Broker-Dealer for an Exchange Note, (b) following the exchange by a Broker-Dealer in the Exchange Offer of an Initial Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration Statement, (c) the date on a

Shelf Registration Statement with respect to such Initial Note has become effective under the Act and disposed of in accordance with the Shelf Registration Statement, (d) the date on which such Initial Note is distributed to the public pursuant to Rule 144, or (e) the date that is no less than two years after the original issuance date of such Initial Note on which such Initial Note (except for Initial Notes held by an Affiliate of the Company) may be resold in reliance on paragraph (b)(1) of Rule 144.

SECTION 2. HOLDERS

A Person is deemed to be a holder of Transfer Restricted Securities (each, a “Holder”) whenever such Person owns Transfer Restricted Securities.

SECTION 3. REGISTERED EXCHANGE OFFER

(a) The Company shall use its commercially reasonable efforts to (i) file the Exchange Offer Registration Statement with the Commission and thereafter cause such Exchange Offer Registration Statement to become effective no later than 270 days after the Settlement Date (or if such 270th day is not a Business Day, the next succeeding Business Day) (the “Effectiveness Deadline”), (ii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause it to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement, and (C) cause all necessary filings, if any, in connection with the registration and qualification of the Exchange Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iii) unless the Exchange Offer shall not be permitted by applicable law or Commission policy, upon the effectiveness of such Exchange Offer Registration Statement, commence and Consummate the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting (i) registration of the Exchange Notes to be offered in exchange for the Initial Notes that are Transfer Restricted Securities and (ii) resales of Exchange Notes by Broker-Dealers that tendered into the Exchange Offer Initial Notes that such Broker-Dealer acquired for its own account as a result of market-making activities or other trading activities (other than Initial Notes acquired directly from the Company or any of its Affiliates) as contemplated by Section 3(c) below.

(b) The Company shall use its commercially reasonable efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days. The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Notes shall be included in the Exchange Offer Registration Statement. The Company shall use its commercially reasonable efforts to cause the Exchange Offer to be commenced promptly after the Exchange Offer Registration Statement has become effective and Consummated no later than 310 days after the Settlement Date (or if such 310th day is not a Business Day, the next succeeding Business Day) (the “Consummation Deadline”).

(c) The Company shall include a “Plan of Distribution” section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Broker-Dealer who holds Transfer Restricted Securities that were acquired for the account of such

Broker-Dealer as a result of market-making activities or other trading activities (other than Initial Notes acquired directly from the Company or any Affiliate of the Company), may exchange such Transfer Restricted Securities pursuant to the Exchange Offer. Such “Plan of Distribution” section shall also contain all other information with respect to such sales by such Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Securities held by any such Broker-Dealer, except to the extent required by the Commission as a result of a change in policy, rules or regulations after the date of this Agreement. See the Shearman & Sterling no-action letter (available July 2, 1993).

Because such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Act and must, therefore, deliver (or, to the extent permitted by applicable law, make available) a prospectus meeting the requirements of the Act in connection with its initial sale of any Exchange Notes received by such Broker-Dealer in the Exchange Offer, the Company shall permit the use of the Prospectus contained in the Exchange Offer Registration Statement by such Broker-Dealer to satisfy such prospectus delivery requirement. To the extent reasonably necessary to ensure that the Prospectus contained in the Exchange Offer Registration Statement is available for sales of Exchange Notes by Broker-Dealers, the Company agrees to use its commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented, amended and current as required by and subject to the provisions of Sections 6(a) and (c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 180 days from the Consummation Deadline or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold pursuant thereto. The Company shall provide sufficient copies of the latest version of such Prospectus to such Broker-Dealers, promptly upon reasonable request, at any time during such period.

SECTION 4. SHELF REGISTRATION

(a) Shelf Registration. If (i) the Company is not (A) required to file the Exchange Offer Registration Statement or (B) permitted to Consummate the Exchange Offer because of any change in applicable law or Commission policy or (ii) any Holder notifies the Company prior to the 20th day following Consummation of the Exchange Offer that (A) such Holder is prohibited by law or Commission policy from participating in the Exchange Offer (other than due solely to the status of such Holder as an Affiliate of the Company), (B) such Holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) such Holder is a Broker-Dealer and holds Initial Notes acquired directly from the Company or any of its Affiliates, then the Company, subject to the Suspension Rights set forth in Section 6(c)(i) below, shall (x) use its commercially reasonable efforts to file a shelf registration statement pursuant to Rule 415 under the Act (which may be an amendment to the Exchange Offer Registration Statement (the “Shelf Registration Statement”)), covering the resale of all Transfer Restricted Securities, and thereafter cause such Shelf Registration Statement to become effective no later than 180 days (or if such 180th day is not a Business Day, the next succeeding Business Day) after the earlier of (i) the date as of which the Company determines that the Exchange Offer Registration Statement will not be or cannot be, as the case may be, filed as a result of clause (a)(i) above and (ii) the date on which the Company receives the notice specified in clause (a)(ii) above (180 days after such earlier date, or if such 180th day is not a Business Day, the next succeeding Business Day, being referred to herein as the “Shelf Effectiveness Deadline”) . Notwithstanding the foregoing, if permitted by Rule 430B under the Act, the Company may otherwise designate an existing effective registration statement under the Act for use by the Holders as a Shelf Registration Statement relating to the resale of the Transfer Restricted Securities by Holders thereof.

If, after the Company has filed an Exchange Offer Registration Statement that satisfies the requirements of Section 3(a) above, the Company is required to file and make effective a Shelf Registration Statement solely because the Exchange Offer is not permitted under applicable federal law (i.e., clause (a)(i)(B) above), then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (x) above; provided that, in such event, the Company shall remain obligated to meet the Shelf Effectiveness Deadline set forth in clause (x).

To the extent necessary to ensure that the Shelf Registration Statement is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a) and the other securities required to be registered therein pursuant to Section 6(b)(ii) hereof, the Company shall use its commercially reasonable efforts to keep any Shelf Registration Statement required by this Section 4(a) continuously effective, supplemented, amended and current as required by and subject to the provisions of Sections 6(b) and 6(c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least one year (as extended pursuant to Section 6(c)(i) or 6(d)) following the Settlement Date, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant thereto or are no longer Transfer Restricted Securities.

(b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 15 days after receipt of a request therefor, the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Act, or other information reasonably requested by the Company and required by Regulation S-K of the Act, for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder shall be entitled to Additional Interest pursuant to Section 5 hereof unless and until (and from and after such time) such Holder shall have provided all such information. Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading and shall promptly supply such other information as the Company may from time to time reasonably request.

SECTION 5. ADDITIONAL INTEREST

Subject to Section 4(b) and the Suspension Rights referred to in Section 6(c)(i) below, if (i) the Exchange Offer Registration Statement has not been declared effective by the Commission on or prior to the Effectiveness Deadline or the Shelf Registration Statement (if required pursuant to Section 4 hereof) has not become effective on or prior to the Shelf

Effectiveness Deadline, (ii) the Exchange Offer has not been Consummated on or prior to the Consummation Deadline, (iii) the Exchange Offer Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable prior to the Consummation of the Exchange Offer (unless such lack of effectiveness is cured on or prior to the Consummation Deadline), or (iv) the Shelf Registration Statement (if required pursuant to Section 4 hereof) is filed and becomes effective but shall thereafter cease to be effective or fail to be useable in connection with resales of Transfer Restricted Securities for a period of time that exceeds 120 days in the aggregate in any 12-month period in which it is required to be effective under this Agreement (each such event referred to in clauses (i) through (iv), a “Registration Default”), then the Company agrees to pay to each Holder affected thereby additional interest (“Additional Interest”) in an amount equal to 0.25% per annum for the first 90-day period immediately following the occurrence of such Registration Default. The amount of the Additional Interest shall increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Additional Interest of 0.50% per annum; provided that the Company shall in no event be required to pay Additional Interest for more than one Registration Default at any given time. Notwithstanding anything to the contrary set forth herein, (1) upon the declaration of effectiveness of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement becoming automatically effective), in the case of clause (i) above, (2) upon Consummation of the Exchange Offer, in the case of clause (ii) above, or (3) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared or become effective or made usable, in the case of clauses (iii) and (iv) above, then, in any such case, the Additional Interest payable with respect to the Transfer Restricted Securities as a result of such clause (i), (ii), (iii), or (iv) of this Section 5, as applicable, shall immediately cease and the interest rate with respect to the applicable series of Transfer Restricted Securities shall revert to the original interest rate set forth in the title of the applicable series of Transfer Restricted Securities.

All accrued Additional Interest shall be paid by the Company (or the Company will cause the Paying Agent to make such payment on its behalf) to the Holders entitled thereto, in the manner provided for the payment of interest in the Indenture, on each Interest Payment Date, as more fully set forth in the Indenture, the Initial Notes and the Exchange Notes. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the applicable series of Transfer Restricted Securities, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360. Notwithstanding the fact that any securities for which Additional Interest are due cease to be Transfer Restricted Securities, all obligations of the Company to pay Additional Interest with respect to securities that accrued prior to the time that such securities ceased to be Transfer Restricted Securities shall survive until such time as such obligations with respect to such securities shall have been satisfied in full.

Any amounts of Additional Interest due pursuant to clause (i), (ii), (iii) or (iv) of this Section 5 will constitute liquated damages and will be the exclusive remedy, monetary or otherwise, available to any Holder with respect to any Registration Default.

SECTION 6. REGISTRATION PROCEDURES

(a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company shall (x) comply with all applicable provisions of Section 6(c) below, (y) use its commercially reasonable efforts to effect such exchange and to permit the resale of Exchange Notes by Broker-Dealers that tendered in the Exchange Offer Initial Notes that such Broker-Dealer acquired for its own account as a result of its market-making activities or other trading activities (other than Initial Notes acquired directly from the Company or any of its Affiliates) being sold in accordance with the intended method or methods of distribution thereof, and (z) comply with all of the following provisions:

(i) [Reserved].

(ii) As a condition to its participation in the Exchange Offer, each Holder (including, without limitation, any Holder who is a Broker-Dealer) shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution (within the meaning of the Act) of the Exchange Notes to be issued in the Exchange Offer in violation of the provisions of the Act, (C) it acquired the Initial Notes and is acquiring the Exchange Notes in its ordinary course of its business, (D) only if such Holder is not a Broker-Dealer, that it acquired the Initial Notes directly from the Company for its own account, and (E) only if such Holder is a Broker-Dealer that will receive Exchange Notes in exchange for Initial Notes that such Broker-Dealer acquired for its own account as a result of market making or other trading activities, that it will deliver a Prospectus (or, to the extent permitted by applicable law, make available a Prospectus to purchasers) in connection with any resale of such Exchange Notes. As a condition to its participation in the Exchange Offer, each Holder using the Exchange Offer to participate in a distribution of the Exchange Notes shall acknowledge and agree that, if the resales are of Exchange Notes obtained by such Holder in exchange for Initial Notes acquired directly from the Company or an Affiliate thereof, it (1) could not, under Commission policy as in effect on the date of this Agreement, rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling (available July 2, 1993), and similar no-action letters, and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K.

(iii) Prior to effectiveness of the Exchange Offer Registration Statement, the Company shall provide a supplemental letter to the Commission (A) stating that the Company is registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991) as interpreted in the

Commission’s letter to Shearman & Sterling (available July 2, 1993), and (B) including a representation that the Company has not entered into any arrangement or understanding with any Person to distribute the Exchange Notes to be received in the Exchange Offer and that, to the best of the Company’s information and belief, each Holder participating in the Exchange Offer is acquiring the Exchange Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes received in the Exchange Offer.

(b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Company shall:

(i) comply with all applicable provisions of Section 6(c) below and use its commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto the Company (i) will prepare and file with the Commission a Shelf Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the resale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof and otherwise in accordance with the provisions hereof, or (ii) if permitted by Rule 430B under the Act, the Company may otherwise designate an existing effective registration statement under the Act for use by the Holders as a Shelf Registration Statement relating to the resale of the Transfer Restricted Securities by Holders thereof, and

(ii) issue to any Holder or purchaser of Initial Notes covered by any Shelf Registration Statement contemplated by this Agreement, upon the reasonable request of any such Holder or purchaser, and in accordance with the applicable provisions of the Indenture, registered Initial Notes having an aggregate principal amount equal to the aggregate principal amount of Initial Notes in the names as such Holder or purchaser shall designate.

(c) General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement, the Company shall use its commercially reasonable efforts to:

(i) keep such Registration Statement continuously effective and include or incorporate by reference all financial statements required by the Commission to be filed therewith for the period specified in Section 3 or 4 of this Agreement, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement curing such defect, and, if Commission review is required, use its commercially reasonable efforts to cause such amendment to be declared effective as promptly as reasonably practicable thereafter. Notwithstanding the foregoing, the Company may allow the Exchange Offer Registration Statement, at any time after Consummation of the Exchange Offer (if otherwise required to keep it effective), or the Shelf Registration Statement and the related Prospectus, to cease to remain effective and usable or may delay the filing or the effectiveness of the Shelf Registration Statement if not then filed or effective, as applicable (“Suspension Rights”), for one or more periods of up to 120 days in aggregate in any twelve month period if (x) the Company determines in good faith that it is in the best interests of the Company not to disclose the existence of or facts surrounding any proposed or pending material corporate transaction involving the Company, and the Company provides reasonably prompt notification to the Holders after the Company makes such determination (it being understood that such notification may disclose only the existence of such determination and need not disclose the nature of the basis therefor, which may be kept confidential for such period as may reasonably be required for bona fide business reasons), or (y) the Prospectus contained in the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, contains an untrue statement of the material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the 180-day period referred to in Section 3(c) during which the Exchange Offer Registration Statement is required to be effective and usable or the one-year period referred to in Section 4(a) hereof during which the Shelf Registration Statement is required to be effective and usable shall be extended by the number of days during which such Registration Statement was not effective or usable pursuant to the foregoing provisions (which such extension shall be the Holders’ sole remedy for the exercise by the Company of the Suspension Rights during the time period permitted hereunder, but only to the extent that any suspension period does not violate the 120-day period set forth above).

(ii) subject to the Suspension Rights set forth in Section 6(c)(i) above, prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as the case may be; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A, and 462, as applicable, under the Act in a timely manner;

(iii) notify (a) each Holder whose Transfer Restricted Securities have been included in a Shelf Registration Statement (in the case of a Shelf Registration Statement), and (b) each Holder who has provided notice to the Company pursuant to Section 4(a)(ii) promptly and, if reasonably requested by such Holder, confirm such notification in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any applicable Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, and (D) of the happening of any event that requires the Company to make changes in the Registration Statement or the Prospectus in order that the Registration Statement or the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein do not contain an untrue statement of material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(iv) subject to Section 6(d) and the Suspension Rights set forth in Section 6(c)(i) above, if any fact or event contemplated by Section 6(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) furnish to each Holder whose Transfer Restricted Securities have been included in a Shelf Registration Statement (in the case of a Shelf Registration Statement) in connection with such exchange, registration or sale of Transfer Restricted Securities, if any, before filing with the Commission, copies of any such Shelf Registration Statement or any Prospectus included therein or any amendments or supplements to any such Shelf Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Shelf Registration Statement), which documents will be subject to the reasonable review and comment of such Holders in connection with such sale, if any, for a reasonable period of time prior to the filing thereof with the Commission, and the Company will make such of the Company’s representatives available for discussion of such document as may be reasonably requested by such Holders, and the Company will not file any such Shelf Registration Statement or Prospectus or any amendment or supplement to any such Shelf Registration Statement or Prospectus (including all such documents incorporated by reference) to which such Holders shall reasonably object within two Business Days after the receipt thereof. A Holder shall be deemed to have reasonably objected to such filing if such Shelf Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein (in the case of the Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or fails to comply with the applicable requirements of the Act. This clause (v) shall not apply to any filing by the Company of any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K with respect to matters unrelated to the sale of Transfer Restricted Securities and the offering thereof or exchange therefor;

(vi) [reserved];

(vii) make available, at reasonable times, for inspection by each Holder whose Transfer Restricted Securities have been included in a Shelf Registration Statement (in the case of a Shelf Registration Statement) and any attorney or accountant retained by such Holders, all relevant financial and other records, pertinent corporate documents of the Company reasonably requested by any such Holder and cause the Company’s officers, directors and employees to supply all relevant information reasonably requested by any such Holder, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness; provided that any Holder or representative thereof reasonably requesting or receiving such records and other information shall agree to be bound by reasonable confidentiality agreements and procedures with respect thereto;

(viii) if reasonably requested by any Holders whose Transfer Restricted Securities have been included in a Shelf Registration Statement (in the case of a Shelf Registration Statement) in connection with such exchange, registration or sale, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information with respect to any such Holder as such Holder may reasonably request to have included therein and to which the Company does not reasonably object, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities and the use of the Registration Statement or Prospectus for market making activities; and make all required filings of such Prospectus supplement or post-effective amendment as promptly as reasonably practicable after the Company is notified of the information with respect to such Holder to be included in such Prospectus supplement or post-effective amendment;

(ix) furnish to each Holder whose Transfer Restricted Securities have been included in a Shelf Registration Statement (in the case of a Shelf Registration Statement) in connection with such exchange, registration or sale, without charge, at least one copy of the Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference) (it being understood and agreed that the filing of any such Shelf Registration Statement or post-effective amendment thereto on the Commission’s EDGAR system (or any successor thereto) will be deemed to satisfy the requirement to furnish such documents pursuant to this clause (ix));

(x) deliver to each Holder whose Transfer Restricted Securities have been included in a Shelf Registration Statement (in the case of a Shelf Registration Statement) without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Holders reasonably may request; and the Company hereby consents to the use (in accordance with applicable law and subject to Section 6(d) hereof and any Suspension Rights) of the Prospectus and any amendment or supplement thereto by each selling Holder in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

(xi) enter into such customary agreements (including a customary underwriting agreement), and take all such other appropriate actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Agreement, all to such extent as may be customarily and reasonably requested by the Dealer Managers or, in the case of registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, by any Holder or Holders of Transfer Restricted Securities who hold at least a majority in aggregate principal amount of Transfer Restricted Securities being registered under such Shelf Registration Statement; provided, that, the Company shall not be required to enter into any such agreement more than once with respect to all of the Transfer Restricted Securities and, in the case of a Shelf Registration Statement, may delay entering into such agreement if the Company determines in good faith that it is in the best interests of the Company not to disclose the existence of or facts surrounding any proposed or pending material corporate transaction involving the Company. In connection with any such underwritten public offering of Transfer Restricted Securities pursuant to a Shelf Registration Statement, the Company shall use commercially reasonable efforts to:

(A) upon the request of any Holder, furnish (or in the case of paragraphs (2) and (3), use its commercially reasonable efforts to cause to be furnished):

(1) [reserved];

(2) an opinion and updates thereof of counsel for the Company in customary form addressed to such Holders and the underwriters, if any, and covering such matters as the managing underwriter(s) of such underwritten offering may reasonably request and are and as of when customarily covered in opinions requested in underwritten offerings (including, in the case of the initial opinion, as of the effective date of such Shelf Registration Statement), and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company and representatives of the independent public accountants for the Company and representatives of the underwriters, if any, and their counsel at which the contents of the Shelf Registration Statement and related matters were discussed and, although such counsel need not pass upon or assume responsibility for the accuracy, completeness or fairness of such statements (relying as to materiality to the extent such counsel deems appropriate upon the statements of officers and other representatives of the Company and without independent check or verification), no facts came to such counsel’s attention that caused such counsel to believe that the applicable Shelf Registration Statement, at the time such Shelf Registration Statement or any post-effective amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Shelf Registration Statement as of its date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, schedules or other financial data included in any Shelf Registration Statement contemplated by this Agreement or the related Prospectus and need express no view as to the accounting or financial records from which such financial statements, schedules and data are derived; and

(3) a customary comfort letter from the Company’s independent accountants, in the customary form addressed to the selling Holders (subject to receipt of appropriate documentation as contemplated and only if permitted by Statement of Auditing Standards No. 72) and the underwriters, if any, and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings; and

(B) deliver such other documents and certificates as may be reasonably requested by the managing underwriter(s) of such underwritten offering or by any Holder or Holders of Transfer Restricted Securities who hold at least a majority in aggregate principal amount of such Transfer Restricted Securities being sold therein, and which are customarily delivered in underwritten offerings, to evidence compliance with any customary conditions contained in any agreement entered into by the Company pursuant to this clause (xi);

(xii) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders and their counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

(xiii) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names (consistent with the provisions of the Indenture) as the selling Holders may reasonably request at least two Business Days prior to such sale of Transfer Restricted Securities;

(xiv) [reserved];

(xv) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depository Trust Company;

(xvi) otherwise use its commercially reasonable efforts to (A) comply with all applicable rules and regulations of the Commission to the extent and so long as they are applicable to the Exchange Offer or the Shelf Registration Statement and (B) make generally available to its security holders with regard to any applicable Registration Statement, as promptly as reasonably practicable, a consolidated earnings statement meeting the requirements of Rule 158 under the Act (which need not be audited) covering a twelve-month period beginning after the effective date (as such term is defined in paragraph (c) of Rule 158 under the Act) (or the designation date, in the case of a previously filed registration statement that is effective at the time it is designated as a Shelf Registration Statement) of the Registration Statement; and

(xvii) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, reasonably cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.

(d) Restrictions on Holders. Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of the notice referred to in Section 6(c)(i) or 6(c)(iii)(C) or any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof (in each case, a “Suspension Notice”), such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 6(c)(iv) hereof, or (ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed (in each case, the “Recommencement Date”). Each Holder receiving a Suspension Notice hereby agrees that it will either (i) destroy any Prospectuses, other than permanent file copies, then in such Holder’s possession which have been replaced by the Company with more recently dated Prospectuses, or (ii) deliver to the Company (upon the request of the Company and at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice. The time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the Recommencement Date.

SECTION 7. REGISTRATION EXPENSES

All expenses incident to the Company’s performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses incurred in connection with the Company’s compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates (if applicable) for the Exchange Notes to be issued in the Exchange Offer and printing of Prospectuses as contemplated herein), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company and the reasonable and documented fees and disbursements for one counsel for all of the Holders of Transfer Restricted Securities selected by the Holders of a majority in principal amount of Transfer Restricted Securities being registered; ( and (v) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance); provided, however, that in no event shall the Company be responsible for any fees and expenses of underwriters’ counsel or for any underwriting discounts or commissions, brokerage commissions, fees or transfer taxes attributable to the sale or other disposition of Transfer Restricted Securities by a Holder.

SECTION 8. INDEMNIFICATION

(a) The Company agrees to indemnify and hold harmless each Holder, its directors, officers and each Person, if any, who controls such Holder (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, liabilities or judgments and any legal or other out-of-pocket expenses reasonably incurred in connection with investigating or defending any lawsuit, claim or other proceeding caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus, Free Writing Prospectus or any “issuer information” (as defined in Rule 433 under the Act) filed or required to be filed pursuant to Rule 433(d) under the Act (or any amendment or supplement thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by an untrue statement or omission or alleged untrue statement or omission that is based upon information relating to any of the Holders furnished in writing to the Company by or on behalf of any of the Holders.

(b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, and their respective directors and officers, and each Person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, to the same extent as the foregoing indemnity from the Company set forth in section (a) above, but only with reference to information relating to such Holder furnished in writing to the Company by or on behalf of such Holder expressly for use in any Registration Statement, preliminary prospectus or Prospectus or Free Writing Prospectus. In no event shall any Holder, its directors, officers or any Person who controls such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds the sum of: (i) the amount paid by such Holder for such Transfer Restricted Securities plus (ii) the amount of any damages that such Holder, its directors, officers or any Person who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

(c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the “indemnified party”), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), a Holder shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Holder). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party has failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party as provided above, or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party has been advised by such counsel that (x) there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party or (y) representation of both the indemnifying party and the indemnified party by the same counsel is inappropriate under applicable standards of professional conduct or due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party), in which case the indemnifying party will reimburse such indemnified party for the reasonable fees and expenses of such counsel retained by such indemnified party. In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such reasonable fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by a majority of the Holders, in the case of the parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any action effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages and liabilities by reason of any such settlement or final judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are the subject matter of such action, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

(d) To the extent that the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Holders, on the other hand, from the exchange of Initial Notes for Exchange Notes in the Exchange Offer, or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company, on the one hand, and of the Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Holder, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and judgments referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c) hereof, any legal or other out-of-pocket expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim.

The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8, no Holder, its directors, its officers or any Person, if any, who controls such Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total amount received by such Holder with respect to the sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds the sum of: (i) the amount paid by such Holder for such Transfer Restricted Securities plus (ii) the amount of any damages that such Holder has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Transfer Restricted Securities held by each Holder hereunder and not joint.

SECTION 9. RULE 144A AND RULE 144

The Company agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company (i) is not subject to Section 13 or 15(d) of the Exchange Act, to use commercially reasonable efforts to make available, upon reasonable request of any Holder, to such Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A under the Act, and (ii) is subject to Section 13 or 15(d) of the Exchange Act, to use commercially reasonable efforts to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144 and Rule 144A under the Act.

SECTION 10. MISCELLANEOUS

(a) Remedies. The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Sections 3 and 4 hereof may result in material irreparable injury to the Dealer Managers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Dealer Managers or any Holder may seek such relief as may be required to specifically enforce the Company’s obligations under Sections 3 and 4 hereof.

(b) Free Writing Prospectus. The Company represents, warrants and covenants that it (including its agents and representatives) will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) in connection with the issuance and sale of the Initial Notes and the Exchange Notes, other than (i) any communication pursuant to Rule 134, Rule 135 or Rule 135c under the Act, (ii) any document constituting an offer to sell or solicitation of an offer to buy the Initial Notes or the Exchange Notes that falls within the exception from the definition of prospectus in Section 2(a)(10)(a) of the Act, or (iii) a prospectus satisfying the requirements of section 10(a) of the Act or of Rule 430, Rule 430A, Rule 430B, Rule 430C or Rule 431 under the Act.

(c) No Inconsistent Agreements. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s securities under any agreement in effect on the date hereof.

(d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding Transfer Restricted Securities held by the Company or its Affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose Transfer Restricted Securities are being sold pursuant to a Registration Statement and that does not affect directly or indirectly the rights of other Holders whose Transfer Restricted Securities are not being so sold , may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being sold rather than registered under such Registration Statement.

(e) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Dealer Managers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

(f) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, mail, facsimile or electronic transmission:

(i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

(ii) if to the Company:

Prudential Financial, Inc.

751 Broad Street

Newark, New Jersey 07102-5096

Attention: Treasurer

Facsimile: 973-802-9280

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

(g) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Dealer Manager Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Dealer Manager Agreement, and such Person shall be entitled to receive the benefits hereof.

(h) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(i) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(j) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

(k) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(l) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(Signature Page Follows.)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Prudential Financial, Inc.

By:	/s/ Kenneth Y. Tanji
Name:	Kenneth Y. Tanji
Title:	Senior Vice President and Treasurer

By:	/s/ Paul A. Curcio
Name:	Paul A. Curcio
Title:	Vice President and Assistant Treasurer

[Signature Page to Registration Rights Agreement]

BARCLAYS CAPITAL INC.

By:	/s/ Pamela Au
Name: Pamela Au
Title: Managing Director

[Signature Page to Registration Rights Agreement]

GOLDMAN SACHS & CO. LLC

By:	/s/ Ryan Gilliam
Name: Ryan Gilliam
Title: Ryan Gilliam

[Signature Page to Registration Rights Agreement]

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ David C. Scott
Name: David C. Scott
Title: Managing Director

[Signature Page to Registration Rights Agreement]

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Gabe Menendez
Name: Gabe Menendez
Title: Director

[Signature Page to Registration Rights Agreement]

MIZUHO SECURITIES USA LLC

By:	/s/ Robert Farbach
Name: Robert Farbach
Title: Managing Director

[Signature Page to Registration Rights Agreement]

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
Name: Yurij Slyz
Title: Executive Director

[Signature Page to Registration Rights Agreement]

WELLS FARGO SECURITIES, LLC

By:	/s/ Michael Harwood
Name: Michael Harwood
Title: Vice President

[Signature Page to Registration Rights Agreement]

ICBC STANDARD BANK PLC

By:	/s/ Mark Giesen_
Name: Mark Giesen
Title: Head of Primary Markets

By:	/s/ David Guthrie
Name: David Guthrie
Title: Legal Department

[Signature Page to Registration Rights Agreement]

MUFG SECURITIES AMERICAS INC.

By:	/s/ Richard Testa
Name: Richard Testa
Title: Managing Director

[Signature Page to Registration Rights Agreement]

SANTANDER INVESTMENT SECURITIES INC.

By:	/s/ Richard N. Zobkiw, Jr.
Name: Richard N. Zobkiw, Jr.
Title: Executive Director

By:	/s/ Daniel Penaloza
Name: Daniel Penaloza
Title: Vice President

[Signature Page to Registration Rights Agreement]

SMBC NIKKO SECURITIES AMERICA, INC.

By:	/s/ Yoshihiro Satake
Name: Yoshihiro Satake
Title: Managing Director

[Signature Page to Registration Rights Agreement]

STANDARD CHARTERED BANK

By:	/s/ Rodrigo Gonzalez
Name: Rodrigo Gonzalez
Title: Executive Director

[Signature Page to Registration Rights Agreement]